Exhibit (d)(12)

CPV Investments VI, LLC

c/o Cohen Private Ventures, LLC

72 Cummings Point Road

Stamford, CT 06902

January 20, 2021

Cards Parent LP

c/o D1 Capital Partners L.P.

9 West 57th Street, 36th Floor

New York, NY 10019

Attention: General Counsel

c/o Allen & Company LLC

711 5th Avenue

New York, NY 10022

Attention: Nathaniel S. Turner V

Reference is made to (a) that certain Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (such Agreement and Plan of Merger, as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Cards Parent LP, a Delaware limited partnership (“Parent”), Cards Acquisition Inc., a Delaware corporation and Wholly Owned Subsidiary of Parent (“Merger Sub”), and Collectors Universe, Inc., a Delaware corporation (the “Company”), (b) that certain letter agreement, dated as of November 30, 2020 (the “CPV ECL”), by and between Parent and CPV Investments VI, LLC (“CPV”), pursuant to which CPV committed to contribute to Parent, subject to the terms and conditions thereof, $200,000,000.00 and (c) that certain letter agreement, dated as of November 30, 2020 and amended as of the date hereof, by and between Parent and D1 Capital Partners Master LP (“D1 Master Fund”), pursuant to which D1 Master Fund committed to contribute to Parent, subject to the terms and conditions thereof, an aggregate amount set forth therein. Unless the context otherwise requires or as otherwise specified herein, capitalized terms used but not defined herein have the respective meanings ascribed to them in the Agreement.

Amendment. Parent and CPV hereby agree that the amount set forth in clause (a) of paragraph 2 of the CPV ECL is hereby amended to be $237,339,226.20 (instead of, for the avoidance of doubt, $200,000,000.00).

No Other Changes. Except as herein expressly provided herein, each and every term, condition, warranty and provision of the CPV ECL shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the parties hereto. In the event of any conflict between the provisions of the CPV ECL and the provisions of this amendment, the provisions of this amendment shall control.

Miscellaneous. Each of the parties hereto hereby irrevocably and unconditionally agrees that paragraphs 5 through 17 of the CPV ECL are incorporated herein mutatis mutandis.

[Signature Pages Follow]

Please do not hesitate to contact me if you would like to discuss our commitment to this transaction.

Sincerely,

CPV INVESTMENTS VI, LLC

By:	/s/ Andrew B. Cohen
Name: Andrew B. Cohen
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to the CPV Equity Commitment Letter]

Agreed and Accepted:

CARDS PARENT LP

By:	Cards Parent GP LLC,
its General Partner

By:	/s/ Nathaniel S. Turner V
Name: Nathaniel S. Turner V
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to CPV Equity Commitment Letter]